Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Contract”) is made as of this 30th day of July, 2015 (the “Effective Date”) by and between Rin South Partners, a Georgia LLC, (“Seller”), and WHLR-Ft. Howard Square, LLC, a Delaware limited liability company, or assigns (“Purchaser”).
WITNESSETH:

WHEREAS, Seller owns a shopping center containing approximately 12.78 acres of land and improvements with approximately 113,652 square feet of leasable area, commonly referred to as Ft. Howard Square Shopping Center with an address of 410 South Columbia Ave, Rincon, GA, and desires to sell same to Purchaser; and

WHEREAS, Purchaser desires to acquire such shopping center and related assets;
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:
1.Property.     Subject to the terms and conditions herein, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following described property:
A.    All those certain tracts or parcels of land located in Rincon, Georgia, consisting of approximately 12.78 acres of land as more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein, together with the buildings, certain driveways, parking areas, stormwater ponds, and vacant parcels, and all other improvements located thereon owned by Seller (the “Improvements”), and together with all appurtenances, rights, easements, rights of way, tenements and hereditaments incident thereto and all title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open, closed or proposed, in front of or adjoining said tracts of land (said tracts of land, the Improvements and all other rights described above being hereinafter collectively referred to as the “Real Property”); and

B.    All equipment, furniture, furnishings, supplies and other fixtures of every description located on, or attached to the Real Property and which are owned by Seller as of the Effective Date (the “Additional Property”), and

C.    All leases of portions of the Real Property (the “Leases”) existing as of Closing, such leases as of the Effective Date of this Contract are more particularly described in that rent roll on Exhibit “B” attached hereto and by this reference made a part herein; and

D.    To the extent of Seller’s interest, if any, all other assets and property rights (including intangible assets) relating to the Real Property and Additional Property or any portion thereof, including, but not limited to, all reciprocal easement agreements, operating agreements, development agreements, warranties, guarantees and bonds, certificates of occupancy, trade names, service marks, service contracts (to the extent assumed by Purchaser), governmental and regulatory licenses and permits (including any permits relating to stormwater management), final working drawings, engineering plans, utilities lay-out plans, surveys, topographical plans and plans and specifications.

The Real Property, Additional Property, Leases and all other assets and property rights and interests described in this Section 1 are hereinafter collectively referred to as the “Property”.

2.    Purchase Price and Terms of Payment.
A.    The purchase price (“Purchase Price”) for the Property shall be Eleven Million Five Hundred Thousand and 00/100 Dollars ($11,500,000.00) and shall be paid on the Closing Date by Federal funds wire transfer, in United States dollars.

B.    Within two (2) business days after Effective Date, unless this Contract has been sooner terminated, Purchaser shall deposit Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Initial Deposit”) with Fidelity National Title Insurance Company, National Commercial Services, (the “Escrow Agent”). Within three (3) business days after the expiration of the Review Period (as defined below), unless this Contract has been sooner terminated, Purchaser shall deposit an additional Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Second Deposit”) with Escrow Agent. As used in this Contract, “Deposit” shall refer collectively to the Initial Deposit and the Second Deposit, together with all interest earned thereon, if any. If the transaction contemplated by this Contract closes in accordance with the terms and conditions of this Contract, at Closing, as defined below, the Deposit shall be delivered by the Escrow Agent to Seller as payment toward the Purchase Price.

C.    The remaining balance of the Purchase Price shall be payable in cash or by wire transfer or other immediately available funds to Seller on the Closing Date.

3.    Review Period; Inspection.

A.    At all times during the period commencing on the Effective Date and terminating on the date that is thirty (30) days after the Effective Date (the “Review Period”), Purchaser, its agents, employees, representatives and contractors, at Purchaser’s sole cost and expense, shall have the rights:

1.    To enter upon the Real Property at all reasonable times, and after reasonable advance notice to Seller, to perform such tests, inspections and examinations of the Real Property and Additional Property as Purchaser deems advisable, including the structural condition of, and all electrical and mechanical systems contained in, the Improvements, and to make investigations with regard to title to the Real Property, environmental matters, matters of survey, flood plain of the Real Property, utilities availability, zoning and building code and other applicable governmental requirements with regard to the Real Property and the use thereof. With respect to the foregoing investigations, Purchaser, its agents, employees, representatives and contractors, may enter upon the Real Property and do all things necessary in connection therewith, subject to the tenants’ rights of occupancy, and provided they do not adversely affect the Real Property. Purchaser shall not unreasonably disturb any of the tenants while conducting its inspections, tests and studies. Purchaser shall repair or remediate any damage or alteration which occurs to Real Property as a result of Purchaser or Purchaser’s agents’ actions. Further, Purchaser shall indemnify, defend and hold Seller harmless from and against all cost, loss, damage and expense, including reasonable attorneys’ fees, arising out of Purchaser’s or its agent’s or independent contractor’s negligent actions or willful misconduct in conducting the activities upon the Real Property pursuant to the terms of this paragraph; and

2.    After reasonable advance notice to Seller, to investigate and review any and all books and records relating to the Property and all Leases, service agreements, tenant correspondence, operating statements, warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications and other items relating to the Property. Within five (5) days of the Effective Date Seller shall forward to Purchaser true and complete copies of all the items set forth on Exhibit “C” to the extent that such items are in its possession or control. At all reasonable times Seller shall make available to Purchaser, its counsel and accountants, all financial and operating data and other books and records pertaining to the Property under Seller’s control.
B.    Purchaser shall have the right during the Review Period to determine that it is satisfied, in its sole and absolute discretion, with the results of any of the tests, inspections or investigations relating to the Property or the operation thereof, and that the Property is suitable in all respects for Purchaser’s intended purposes or needs. In the event Purchaser does not, prior to the end of the Review Period, notify Seller in writing of the waiver of its right to terminate this Contract pursuant to its review of the items as set forth in this Section 3, this Contract shall automatically terminate without requirement of further action on the part of Purchaser or Seller. In the event of such termination, Purchaser shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and so long as Purchaser is not in default hereunder, the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder provided; however, the indemnity contained in Section 3 (A) herein shall survive.
4.    Title.
A.    Purchaser shall obtain at its sole cost and expense a current ALTA owner's title commitment for title insurance for the Real Property (the "Title Commitment") issued by the Escrow Agent, together with true and complete copies of all exceptions contained therein and Purchaser shall obtain, at its sole cost and expense, an ALTA Survey of the Real Property (the "Survey"). Upon the receipt of the Title Commitment and Survey, Purchaser shall review all such information and shall, prior to the end of the Review Period, furnish a copy of the Title Commitment and Survey to Seller together with a statement as to which exceptions shown on the Title Commitment and matters on the Survey are unacceptable to Purchaser (and copies of all instruments evidencing such) (the "Title Objection(s)"). If Purchaser fails to deliver such notice of Title Objections to Seller prior to the end of the Review Period, then Purchaser shall be deemed to have found title unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other provided, however, the indemnity contained in Section 3 (A) herein shall survive such termination.

B.    Within ten (10) business days of receipt of Purchaser's written notice of Title Objections (the “Seller Election Date"), Seller shall notify Purchaser in writing of any Title Objections which Seller either refuses to cure or is unable to cure in a manner acceptable to Purchaser. In the absence of such notice from Seller to Purchaser, Seller shall be deemed to have elected to satisfy, correct or cure all Title Objections.

C.    In the event Seller notifies Purchaser or is deemed to have notified Purchaser on or before the Seller Election Date of its election to refuse to cure or its inability to cure in a manner acceptable to Purchaser all of the Title Objections of which Seller is notified by Purchaser, then Purchaser shall by notice to Seller within five (5) business days after the Seller Election Date elect one of the following:
1.    To waive such Title Objection(s) and to close the transaction in accordance with the terms of this Contract; or
2.    To terminate this Contract by notice to Seller given on or before the date which is five (5) business days after the Seller Election Date, and the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder; provided, however, the indemnity contained in Section 3 (A) herein shall survive such termination. If Purchaser fails to deliver such notice to Seller within five (5) business days after the Seller Election Date, then Purchaser shall be deemed to have found title to the Real Property unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract provided, however, the indemnity contained in Section 3 (A) herein shall survive such termination.
D.    "Permitted Exceptions" shall mean all exceptions shown on the Title Commitment and matters noted on the Survey other than the Title Objections which Seller agrees to cure pursuant to this Section 4.
E.    Notwithstanding any contrary provision in this Contract, on the Closing Date, as defined below, except for the Permitted Exceptions, title to the Property shall be good and marketable, free and clear of: (i) all mortgages, (ii) liens, (iii) all parties in possession other than the tenants under the Leases, (iv) security interests, and (v) any Title Objection which Seller has elected to cure pursuant to Section 4(B) herein. Further, notwithstanding anything in this Contract to the contrary, and notwithstanding any notice of Title Objections delivered hereunder or not delivered hereunder, Seller shall cause all mortgages and deeds of trust entered into by Seller and which encumber the Property and all judgments and liens which encumber the Property caused by Seller to be to be released from the Property on or prior to Closing and Seller shall take all actions necessary to satisfy all such matters and Seller shall cause the Title Company to insure title to the Property as vested in Purchaser without any exception for such matters.

5.    Seller’s Representations and Warranties. Seller warrants and represents to Purchaser as follows, which warranties and representations shall be deemed made on the Effective Date and shall be reaffirmed at Closing:

A.    Seller is the fee simple owner of the Real Property. To the best knowledge of Seller, there are no title conditions adversely affecting title insurability of the Real Property. All individual parcels of real property constituting the Real Property are contiguous and the Real Property is free of gaps or gores.
B.    Seller is a validly existing limited liability company formed and in good standing in the State of Georgia, authorized to do business in the State of Georgia and has the authority to enter into and perform its obligations under this Contract. The person executing this Contract on behalf of Seller has been authorized to do so.
C.    The execution and delivery of this Contract do not, and the consummation of the transaction contemplated hereby will not in any material respect require any approval, consent, authorization or order of, or filing with, any private party or any governmental agency or body or violate any law, rule or regulation or any order, arbitration award, judgment or decree to which Seller is a party or by which the Seller or any of the Property is bound.
D.    The Property is not subject to any option contract or other sales contract, or to any leases or other occupancy agreements other than the Leases.
E.    Seller has no knowledge of, and has received no notice from, any governmental authority requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, including, without limitation, any applicable environmental laws or regulations. There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.
F.    The Seller has not received from any governmental authority any written notice of, and the Seller presently has no knowledge of, pending or contemplated condemnation proceedings affecting the Property.
G.    Seller has not received any notice from any insurance company or any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies with respect to, or requesting the performance of any repairs, alterations or other work to, the Property.
H.    To the best of Seller’s knowledge, the Real Property is not (and has not been) in violation of any applicable environmental law, including without limitation those listed below in this paragraph. Further to the best of Seller’s knowledge, the Real Property is not now, nor has it at any time during Seller’s ownership thereof been, used for the manufacture, processing, distribution, use, treatment, storage, disposal, placement, transport or handling of toxic materials, hazardous wastes or hazardous substances (as those terms are defined in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) or the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), oils, petroleum-derived compounds, or pesticides, all of which are hereinafter referred to as “Hazardous Materials”). In addition, to the best of Seller’s knowledge, no (i) underground storage tanks, (ii) asbestos (either commercially processed or excavated raw materials), (iii) electrical transformers, fluorescent light fixtures with ballast, or other items or equipment containing polychlorinated biphenyls (“PCBs”), or (iv) other Hazardous Materials are present on the Property in violation of any applicable law except as previously disclosed in writing to Purchaser by Seller. Seller has not received any information from neighboring property owners indicating they have any concerns about existing environmental conditions which could affect the Property or suggesting they might look to Seller for contribution to clean up or remediate such condition. Notwithstanding anything to the contrary herein, the effect of the representations made in this subparagraph shall not be diminished or deemed to be waived by any inspections, tests or investigations made by Purchaser or its agents.
I.    No assessments or charges for any public improvements have been made against the Property which remains unpaid. No improvements to the Property or any roads or facilities abutting the Property have been made or ordered for which a lien, assessment or charge can be filed or made.
J.    Exhibit “B” lists a rent roll of all (i) leases for any portion of the Property and all amendments and any other writings related thereto in effect on the Effective Date (the “Leases”) and (ii) guaranties with respect to the Leases in effect on the Effective Date (the “Guaranties”). Each of the Leases and Guaranties is valid and subsisting and in full force and effect, has not been further amended, modified or supplemented and the tenant thereunder is in actual possession in the normal course and the tenant is not in default thereunder. No tenant has asserted any claim of which Seller has notice which would in any way affect the collection of rent from such tenant and no written notice of default or breach on the part of the landlord under any of the Leases has been received by Seller or its agents from the tenant thereunder. All improvements, landlord work, painting, repairs, alterations and other work required to be performed thereunder, have been or will, be fully performed and paid for in full prior to Closing,
K.    The rents set forth in Exhibit “B” are the actual rents, income and charges presently being collected by Seller. No tenant under any of the Leases is entitled to any concessions, allowances, rebates or refunds or has prepaid any rents or other charges for more than the current month. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, except in connection with any loan to be fully satisfied prior to, or at, Closing. No security deposits have been paid by any tenants which have not heretofore been returned, except as set forth in Exhibit “B” hereto, if any.
L.    Following Closing, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof.
M.    All documents provided to Purchaser, including without limitation the items provided pursuant to Section 3 (A) (2) herein are the complete originals or, if not originals, are true, accurate, and complete copies thereof. Purchaser shall be entitled to rely upon the accuracy of any reports produced by Seller. Purchaser shall not be entitled to rely upon the accuracy of any reports produced by third parties.
N.    Except as delivered to Purchaser as specified in Section 1 (D) herein, there are no material warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications or other tangible or intangible assets relating to the Real Property or Additional Property, and all of the warranties, guarantees and bonds, certificates of occupancy, governmental or regulatory licenses and permits and other assets are assignable, valid and existing and in full force and effect and have not been amended, modified or supplemented.
O.    The Seller is not a debtor in any bankruptcy or other insolvency proceeding.
P.    All amounts due and payable by Seller under any operating and reciprocal easement agreements affecting the Real Property have been paid and Seller has not received written notice of default under any such agreements which have not been cured. To the best of Seller’s knowledge, there are no parties subject to such agreements which are in default under any of such agreements.
6.    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:
A.    This Contract is validly executed and delivered by Purchaser and the performance by Purchaser hereunder does not violate (i) any agreement or contract to which Purchaser is a party or (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Purchaser is subject.
B.    The execution of this Contract by Purchaser has been properly authorized and is the binding obligation of Purchaser.
7.    Seller’s Covenants. Seller covenants and agrees as follows:
A.    Seller will not (i) mortgage, pledge or subject the Property or any part thereof to an unbonded lien or other encumbrance, (ii) permit any mechanic’s or materialmen’s lien to attach against the Real Property, (iii) execute or cause or permit to be placed of record any document affecting title to any portion of the Real Property, (iv) enter into, or subject any portion of the Property to, any option contract, sales contract, or any other agreement, pursuant to which any party shall have any right to purchase any portion of the Property or (v) upon the expiration of Review Period, enter into any lease, assignment, amendment, modification, supplement or renewal of any of the Leases, without first receiving Purchaser’s prior written approval, which approval may be withheld for any reason.
B.    Outside the ordinary course of business, Seller will not sell or otherwise dispose of or remove any fixtures, mechanical equipment or any other item included within the Property.
C.    Seller will not do any act without the prior written consent of Purchaser which will materially adversely affect the warranties, guarantees, bonds and other items delivered to Purchaser as specified in Section 1 (D) herein.
D.    Seller will comply with each and every material undertaking, covenant and obligation of the landlord under the Leases.

E.    Seller will maintain or cause to be maintained the Property, including all plumbing, heating, ventilating, air conditioning and other mechanical and electrical systems contained in the Improvements, in good order and repair, reasonable wear and tear excepted.
F.    Seller will pay or cause to be paid all debts, taxes, fees, assessments, commissions, and other obligations related to the use and ownership of the Property up to the date of Closing, except for those items for which proration is agreed upon in accordance with the provisions of Section 10 herein.
G.    Seller will: (i) manage and operate the Property only in the ordinary and usual manner and maintain in full force and effect until the Closing Date all appropriate insurance policies; (ii) deliver the Property on the Closing Date in substantially the same condition it is in on the date of this Contract, reasonable wear and tear excepted; (iii) give prompt written notice to Purchaser, by overnight delivery from a recognized national carrier, electronic mail and facsimile of any fire or other casualty affecting the Property after the Effective Date; and (iv) deliver to Purchaser, promptly after receipt by Seller, copies of all notices of violation issued by governmental authorities with respect to the Property received by Seller after the Effective Date.
H.    Seller will give notice of termination to be effective at Closing with regard to any management or leasing contract or fee arrangement between Seller and any other party for or in connection with the Real Property and all payments due thereunder will be paid in full by Seller prior to Closing and Seller shall hold Purchaser harmless from any claims thereunder, unless Purchaser, at its sole option, assumes any such agreement in writing. Seller further warrants and represents that all such contracts and agreements shall be terminated effective as of Closing, unless otherwise assumed by Purchaser as noted above.
I.    Seller will promptly notify Purchaser in writing if any event occurs or any condition exists which renders any of the representations contained herein untrue or misleading.
J.    Seller will pay prior to or at Closing for the installation of the stoplight per its agreement with Kroger.
8.    Conditions.
In addition to Purchaser’s absolute right to terminate this Contract for any reason at any time during the Review Period (by providing written notice to Seller of Purchaser’s election to terminate prior to the expiration of Review Period), the obligation of Purchaser under this Contract to purchase the Property from Seller is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which conditions may be waived in whole or in part by Purchaser by written waiver at or prior to the Closing Date:
1.    Title to the Real Property shall be good and marketable as required herein, free and clear of all liens and encumbrances and subject to no exceptions other than the Permitted Exceptions and the Escrow Agent shall be prepared to issue an owner’s title insurance policy pursuant to the Title Commitment insuring the title to the Real Property subject only to the Permitted Exceptions in the amount of the Purchase Price and with such endorsements as Purchaser shall require.
2.    Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.

3.    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date and Seller will deliver to Purchaser at Closing a certificate to that effect, which certificate will be conditioned upon the best of Seller’s knowledge formed after a reasonable inquiry.
4.    The physical condition of the Property shall not have materially changed since the Effective Date.
5.    All tenants of the Leases shall be occupying the Property and operating its business at the Property and all such tenants shall be in substantial compliance of their obligations under the Leases.
6.    Prior to the expiration of Review Period, Purchaser shall have made application to a lender of Purchaser’s choice for a loan upon terms and in an amount which shall be to the complete subjective satisfaction of Purchaser, such loan application shall have been accepted by the lender of Purchaser’s choice, and such lender shall have given final approval of such loan, all loan conditions shall be met and such loan shall be fully funded at Closing; provided, however, that the amount of such loan shall not exceed the principal amount determined by Purchaser’s lender at a loan-to-value- ratio of 60%, Purchaser shall diligently pursue such loan application with such lender and Purchaser shall comply with reasonable requests for information from such lender.

7.    Seller shall deliver to Purchaser, prior to Closing, duly executed originals of estoppel certificates (the “Estoppel Certificates”) from Goody’s, Fred’s, Goodwill and Dollar Tree, hereinafter referred to as the “Key Tenants”, and from other tenants representing at least seventy percent (70%) of leased area of the Property, exclusive of the area of the Property leased to the Key Tenants, under the Leases in the form attached hereto as Exhibit “D” or upon any similar form required by any lender to Purchaser; provided, however, that if a form of estoppel certificate is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser. Seller shall deliver all of the Estoppel Certificates to Purchaser prior to Closing in the required form, without modification, and each such Estoppel Certificate shall state no claim of offset by the tenant, no default by Seller under the Leases and no circumstance which would with the giving of notice or passing of time be a default by Seller under any Lease within the aforesaid time period. Each Guarantor of a Lease shall execute the attached Guarantee Estoppel attached hereto as Exhibit “E” without any amendments thereto. In the event that the duly executed original of any Estoppel Certificate cannot reasonably be produced prior to Closing, then Seller may produce a copy or other electronic duplicate of such original prior to Closing in lieu of producing such duly executed original, on the condition that Seller gives reasonable assurances that the duly executed original of such duplicate will be promptly delivered to Purchaser after Closing.
8.    Seller shall deliver to Purchaser, prior to Closing, duly executed originals of subordination, nondisturbance agreements (the “SNDA Agreements”) from each Key Tenant and any tenant that has recorded a memorandum of lease in the form attached hereto as Exhibit “F” or upon any similar form required by any lender to Purchaser; provided, however, that if a form of SNDA Agreement is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser. In the event that the duly executed original of any SNDA Agreements cannot reasonably be produced prior to Closing, then Seller may produce a copy or other electronic duplicate of such original prior to Closing in lieu of producing such duly executed original, on the condition that Seller gives reasonable assurances that the duly executed original of such duplicate will be promptly delivered to Purchaser after Closing.
9.    Seller shall deliver to Purchaser, prior to Closing, duly executed originals of estoppel certificates (“REA Estoppel”) from all parties subject to any Reciprocal Easement Agreement or Easement with Covenants and Restrictions or similar agreement (the “Restrictive Agreement”), if any, in the form attached hereto as Exhibit “G”, by which the parties to the Restrictive Agreement shall certify that the Restrictive Agreement is in full force and effect, has not been modified or amended in any way, and to the best knowledge of the party giving the estoppel, the Seller is not in default under the applicable instrument and all amounts, if any, owing under the Restrictive Agreement have been paid in full by Seller. In the event that the duly executed original of any REA Estoppel cannot reasonably be produced prior to Closing, then Seller may produce a copy or other electronic duplicate of such original prior to Closing in lieu of producing such duly executed original, on the condition that Seller gives reasonable assurances that the duly executed original of such duplicate will be promptly delivered to Purchaser after Closing.
In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Purchaser as of the Closing Date, then Purchaser may either (i) extend the date for Closing for a maximum of thirty (30) days until such conditions are satisfied, or (ii) terminate this Contract and have the Deposit refunded together with accrued interest or (iii) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed; provided, however that, if such failure of condition also constitutes or is accompanied by a default by Seller hereunder, Purchaser shall have all rights and remedies as set forth in Section 13 herein. If Purchaser has extended the date for Closing for a maximum of thirty (30) days and the condition(s) are still not satisfied as of the extended date for Closing, then Purchaser may (i) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed or (ii) terminate this Contract and have the Deposit refunded together with accrued interest; provided, however, that if such failure of condition also constitutes or is accompanied by a default by Seller hereunder, Purchaser shall have all rights and remedies as set forth in Section 13 herein.
9.    Closing.
A.    Unless this Contract is terminated by Purchaser or Seller as herein provided, the closing hereunder (the “Closing”) shall be conducted in escrow by the Escrow Agent on or before that date which is thirty (30) days after the end of the Review Period (the “Closing Date”).
B.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Seller shall deliver or cause to be delivered to Purchaser the following, copies of which shall be delivered to Purchaser five (5) days prior to Closing for its review and approval:
1.    A limited warranty deed, duly executed and acknowledged by Seller and in proper form for recordation, conveying good, marketable fee simple title to the Real Property, free and clear of all liens and encumbrances other than the Permitted Exceptions. If requested by Purchaser, the Seller shall convey the Real Property by quit-claim with the Real Property described by reference to the Survey obtained by Purchaser.

2.    A bill of sale with warranty of ownership or assignment of lease, as the case may be, of all of the Additional Property, duly executed by Seller.
3.    The originals of the Leases and Guarantees thereof, together with a valid assignment, duly executed by Seller, assigning to Purchaser all of Seller’s right, title and interest, as landlord in and to the Leases and Guarantees thereof, free and clear of all assignments, pledges or hypothecations thereof, which assignment shall include Seller’s indemnity for all matters arising or asserted due to events or occurrences arising on or before the Closing Date, and Purchaser’s indemnity for such matters arising after the Closing Date.
4.    Notices to the tenants under the Leases in the form approved and provided by Purchaser and in conformity with the requirements of the Leases, duly executed and acknowledged by Seller, advising the tenants of the sale of the Property to Purchaser and directing that rent and other payments thereafter be sent to Purchaser (or its agent) at the address provided by Purchaser.
5.    A valid assignment, duly executed and acknowledged by Seller, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents.
6.    To the extent they are in Seller’s possession or control, originals of all certificates of occupancy, licenses, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Real Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions).
7.    To the extent they are in Seller’s possession or control, a complete set of the final working drawings, engineering plans, utilities lay-out plans, topographical plans and the like used in the construction of the Improvements.
8.    Such affidavits or letters of indemnity, duly executed and acknowledged by Seller, as the Escrow Agent shall reasonably require in order to issue policies of title insurance free of any exceptions for unfiled mechanics, materialmen’s or similar liens, gap coverage and parties in possession (other than the tenants under the Leases).
9.    A certificate of non-foreign status as required by Section 1445 of the Internal Revenue Code, duly executed by Seller.
10.    All keys, codes, or other security devices used in connection with the operation of the Property.
11.    Seller’s certificate, duly executed by Seller, pursuant to Section 8 herein with respect to its representations and warranties.
12.    Any other documents reasonably requested by Purchaser or     Purchaser’s title insurance company in order to consummate the transaction contemplated by this Contract.
13.    A closing statement executed by Seller.
C.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Purchaser shall deliver or cause to be delivered the following:

1.    Cash, wire transfer or other immediately available funds payable to Seller in the amount of the funds at Closing, as specified in Sections 2 (A) herein.
2.     A bill of sale with warranty of ownership or assignment of lease, as the case may be, of all of the Additional Property, duly acknowledged by Purchaser.
3.    A valid assignment/assumption agreement, duly executed by Purchaser, wherein Purchaser accepts and assumes all of Seller’s right, title and interests, and obligations, as landlord, in and to the Leases and Guarantees thereof, free and clear of all assignments, pledges or hypothecations thereof, which assignment/assumption agreement shall include Seller’s indemnity for all matters arising or asserted, due to events or occurrences arising on or before the Closing Date, and Purchaser’s indemnity for such matters arising after the Closing Date.
4.    A valid assignment, duly executed and acknowledged by Purchaser, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents.
5.    A closing statement executed by Purchaser.
10.    Adjustments.
The following shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of the Closing Date, except as noted below:
A.    All rents and other payments and obligations pursuant to the Leases. All monies received after Closing from a tenant in arrears at Closing shall be first applied to current rent, then to arrearages and any other amounts owing to Seller. Purchaser shall be under no obligation to collect any arrearages owing to Seller. Seller covenants and agrees, which covenant and agreement shall survive closing, not to sue or otherwise assert a claim under any Lease against any tenant of the Property that, at the time of assertion of the claim, is a tenant at the Property or is otherwise obligated to Purchaser under a lease for any portion of the Property.
B.    Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed), personal property taxes, and assessments on the Property shall be apportioned pro rata between Seller and Purchaser, with Seller responsible for the same to and including the day prior to the Closing Date and Purchaser responsible for the same from and after the Closing Date. In the event that as of the Closing date the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation for the previous year, with known changes, shall be used at Closing and after the Closing occurs and when the actual amount of taxes for the year in question shall be determinable, such taxes will be re-prorated between the parties to reflect the actual amount of such taxes. Purchaser shall receive a credit in an amount equal to any taxes and assessments unpaid as of the Closing Date and for which Seller is responsible hereunder. Seller shall receive a credit in an amount equal to any taxes and assessments which have been paid by Seller applicable to periods on or after the Closing Date.
C.    Seller shall transfer to Purchaser at Closing, by credit against the Purchase Price, all security deposits paid by tenants under the Leases, including any and all interest accrued thereon.

D.    (i)    Seller shall pay the amount of all transfer and recording taxes or charges on the deed conveying the Real Property and one half of the fees charged by the Escrow Agent to act as settlement agent.
(ii)    Purchaser shall pay the premium of issuance of title insurance, the cost of any endorsement to the policy of title insurance, the cost of recording any security instruments required by any lender, and one-half of escrow fees charged by Escrow Agent to act as settlement agent. Purchaser shall also pay any costs arising from or related to Purchaser’s studies and activities under the Review Period.
F.    All utilities, real estate taxes, operating expenses and other apportionable income and expenses paid or payable by Seller, including without limitation, Common Area Maintenance charges due under the Leases (collectively “CAM Charges”), shall be apportioned pro rata on a per diem basis as of 12:01 A.M. on the date of Closing. Seller shall use its best efforts to cause any and all public utilities serving the Property to issue final bills to Seller on the basis of readings made as of Closing and all such bills shall be paid by Seller. After Closing, Purchaser and Seller shall perform a final reconciliation of the CAM Charges due under the Leases for the calendar year up to the date of Closing (the “Short Year”) as follows: (i) Purchaser shall pay to Seller the amount by which the CAM Charges and taxes actually paid by Seller during such Short Year exceed that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year, or (ii) Seller shall pay to Purchaser the amount by which that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year exceeds the CAM Charges and taxes actually paid by Seller during such Short Year.
11.    Possession.     Possession of the Property shall be delivered as of the Closing Date subject only to the Leases.
12.    Condemnation.     In the event that any eminent domain proceeding (including a temporary taking) affecting the Real Property or any part thereof or affecting any of the rights of the tenants under the Leases is commenced or threatened by a governmental body having the power of eminent domain (a “Condemnation”), Seller shall immediately give Purchaser written notice thereof. If in such event, in Purchaser’s sole opinion, such Condemnation has no material adverse effect on the Property, Purchaser shall receive the award resulting from the Condemnation, (or if not then received, the right to the same shall be assigned to Purchaser), and this transaction shall be closed in the same manner as if no such Condemnation or other taking shall have occurred. However, if any such Condemnation has, or will have, in Purchaser’s sole opinion, a material adverse effect on the Property, Purchaser may terminate this Contract by giving written notice to Seller of Purchaser’s intent to terminate (which notice shall be provided within ten [10] days of Purchaser’s receipt of notice of Condemnation by Seller, or shall otherwise be deemed waived), in which event the Escrow Agent shall immediately forward the Deposit to Purchaser, and neither party shall have any further liability or obligations to the other hereunder; provided, however, that the indemnity contained in Section 3 (A) herein shall survive.
13.    Seller’s Default.     In the event Seller shall be in breach or violation of, or shall default, fail or refuse to perform its obligations under this Contract, and provided that Purchaser provides notice of such breach or default to Seller and such breach or default is not cured within ten (10) days of such notice, the Deposit shall be immediately forwarded by Escrow Agent to

Purchaser on demand, and Purchaser shall have any and all remedies provided by law or equity, including specific performance.
14.    Purchaser’s Default; Liquidated Damages.     In the event Purchaser shall fail or refuse to perform its obligations under this Contract, and provided that Seller provides notice of such default to Purchaser and such default is not cured within ten (10) days of such notice, the Deposit shall be forwarded by Escrow Agent to Seller on demand, which is hereby agreed to be adequate liquidated damages for Purchaser’s default hereunder, and Seller shall have no other rights or remedies. The parties acknowledge that the Deposit represents a reasonable effort to ascertain the damages to Seller in the event of a Purchaser default, which damages are difficult or impossible to quantify.
15.    Broker’s Commission.     Seller shall be solely responsible for, and shall pay in cash at Closing, and only if Closing shall occur, a real estate commission to Blanchard and Calhoun (the “Broker”) pursuant to the terms of a separate agreement. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller that except as provided in the preceding sentence no commissions are due and owing to any real estate broker or salesperson in connection with this transaction arising out of its actions. Seller and Purchaser hereby each agree to indemnify, defend and hold the other harmless from and against any claim for any real estate commission or similar fee arising out of its actions concerning the purchase and sale of the Property as contemplated by this Contract. Seller and Purchaser each acknowledge that Purchaser and Seller each has disclosed that certain of its principals are licensed real estate agents in the Commonwealth of Virginia and the State of Georgia.
16.    Insurance; Risk of Loss.     At all times until the Closing has been consummated, Seller shall maintain in full force and effect casualty and liability insurance on or with respect to the Property, it being understood and agreed that all risk of loss with respect to the Property shall remain with Seller through Closing. In the event that prior to the Closing Date, the Improvements on the Real Property are damaged, destroyed, or rendered unusable, in whole or in part, by fire, or other cause, then the Purchaser may terminate this Contract by notice to the Seller within ten (10) days of Purchaser’s receipt of Seller’s notice of such damage or proceeding, in which case the Deposit shall be refunded to Purchaser, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Contract, except as otherwise expressly provided herein.
17.    Survival of Representations and Warranties.    All representations and warranties made by Seller shall survive the Closing for a period of one (1) year after Closing. All such representations and warranties made by Seller shall be true, bona fide and accurate as of Closing, notwithstanding the fact that any of the covenants, representations and warranties by the language used in this Contract or therein may refer to a state of facts as of a date prior to the Closing Date and not as of the Closing Date. The above limitations shall not apply to any representations or warranties contained in any deed of bargain and sale executed by Seller and delivered to Purchaser at Closing, which representations and warranties shall survive for the applicable statute of limitations.
18.    Assignment.        Purchaser’s rights under this Contract shall not be assignable by Purchaser, without further consent of Seller, except that Purchaser may assign Purchaser’s rights under this Contract to an entity affiliated with or controlled by Purchaser or any of Purchaser’s principals without the consent of Seller, but in which event, Purchaser shall give Seller timely notice of such permitted assignment.
19.    Notices.     All notices, requests or other communications permitted or required under this Contract shall be in writing and shall be communicated by personal delivery, by nationally recognized overnight delivery service (such as Federal Express), by certified mail, return receipt requested, by electronic mail or by facsimile transmission to the parties hereto at the addresses shown below or at such other address as any of them may designate by notice to each of the others. Notice given by facsimile or electronic mail shall be effective as of the successful transmission of the facsimile (as evidenced by a successful transmission report generated by the sender’s facsimile equipment) or upon sending electronic mail, but only if notice is sent the same day by another method permitted by this Section 19.

If To Seller:

Rin South Partners, LLC
ATTN: Victor J. Mills
2743 Perimeter Parkway
Building 100, Suite 370
Augusta, Georgia 30909

With A Copy To:

BLANCHARD & CALHOUN COMMERCIAL
ATTN: Steve Collins
2743 Perimeter Parkway
Building 100, Suite 370
Augusta, Georgia 30909

And A Second Copy To:

KLOSINSKI OVERSTREET, LLP
ATTN: James C. Overstreet, Jr.
#7 George C. Wilson Court
Augusta, Georgia 30909

If To Purchaser:

Dave Kelly
Wheeler Interests, LLC
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 627-9088
Fax: (757) 627-9081
Email: dkelly@WHLR.us

With A Copy To:

Stuart A. Pleasants, attorney at law
Stuart A. Pleasants, P. C.
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 275-7634
Fax: (757) 627-9081
Email: stuartpleasants@verizon.net

Escrow Agent:

Doug Atkins
Fidelity National Title Insurance Company
National Commercial Services
5516 Falmouth St., Ste. 200, Richmond, VA 23230
Phone: (804) 521-5702 | Toll Free: (800) 552-2442 Ext. 5702
Fax: (804) 521-5756
Mobile: (804) 399-4758
douglas.atkins@fnf.com

20.    Escrow.     Upon its receipt thereof, Escrow Agent shall deposit the Deposit in a federally insured interest bearing account, with all accrued interest earned thereon to be added to and deemed a part of the Deposit. Except as otherwise provided in this Contract, the Deposit shall be delivered by Escrow Agent to Seller on the Closing Date for application against the Purchase Price; provided, however, if Purchaser shall be entitled to a refund of the Deposit in accordance with the terms of this Contract, Escrow Agent shall promptly refund the Deposit to Purchaser. Escrow Agent shall have no liability to any party hereto in acting or refraining from acting hereunder except for willful malfeasance and shall perform such function without compensation. In the event of any dispute between the parties hereto or between Escrow Agent and Seller or Purchaser, Escrow Agent may deposit the Deposit in a court of competent jurisdiction for the purpose of obtaining a determination of such controversy. Seller and Purchaser agree to execute and deliver an escrow agreement in the form designated by Escrow Agent, which escrow agreement shall be in commercially reasonable format.

21.    Like Kind Exchange Under Section 1031 of the Internal Revenue Code. The parties acknowledge that Seller or Purchaser may wish to enter into a like kind exchange (either simultaneous or deferred) with respect to the Property (the “Exchange”) pursuant to the applicable provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Notwithstanding anything to the contrary contained in this Contract, Seller or Purchaser shall have the right to assign its interest under this Contract without the other party’s consent for the sole purpose of enabling the assigning party to effectuate the Exchange, including execution of any necessary acknowledgment documents; provided, however, that notwithstanding any such assignment, the assigning party shall not be released from any of its liabilities, obligations or indemnities under this Contract. The other party shall cooperate in all reasonable respects with the assigning party to effectuate such Exchange; provided, however, that:
A.    Closing shall not be extended or delayed by reason of such Exchange;
B.    The non-assigning party shall not be required to incur any additional cost or expense as a result of such Exchange;
C.    The assigning party’s ability to consummate the Exchange shall not be a condition to the obligations of assigning party under this Contract, and the non-assigning party does not warrant and shall not be responsible for any of the tax consequences to assigning party with respect to the transactions contemplated hereunder.

22.    Miscellaneous.
A.This Contract shall be governed by, construed and enforced under the laws of the State of Georgia, without regard to its conflicts of laws provisions.
B.This Contract sets forth the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings which led to the subject matter hereof.
C.All the terms, covenants, representations, warranties and conditions of this Contract shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, personal representatives, executors, successors and permissible assigns.
D.Failure of any party at any time or times to require performance of any provisions herein shall in no manner affect the right at a later time to enforce the provision. No waiver by either party of any condition, or the breach of any term, covenant, representation or warranty contained in this Contract, whether by conduct or otherwise, in any one of more instances, shall be deemed a further or continuing waiver of condition or covenant, representation or warranty contained in this Contract.
E.Any amendment or modification of this Contract shall be made in writing executed by the party sought to be charged thereby.
F.Wherever used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all other genders. -. In this Contract, whenever general words or terms are followed by the word “including” (or other forms of the word “include”) and words of particular and specific meaning, shall be deemed to include the words “including without limitation,” and the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning.
G.The captions and Section headings contained herein are for convenience only and shall not be used in construing or enforcing any of the provisions of this Contract.
H.This Contract may be executed by facsimile or electronic mail in two (2) or more counterparts, each of which shall be deemed an original hereof, but all of which, together,

shall constitute a single agreement. If executed by facsimile or electronic mail, the parties to this Contract may rely on an electronic copy or facsimile copy as an original.
I.Time is of the essence with respect to every provision of this Contract.
J.If the expiration of any time period measured in days occurs on a Saturday, Sunday or legal holiday, such expiration shall automatically be extended to the next day which is not a Saturday, Sunday or legal holiday.
K.In the event of any litigation between the parties hereto with respect to this Contract, the non-prevailing party in such litigation shall pay any and all costs and expenses incurred by the other party in connection with such litigation including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.
L.    Except as expressly set forth in this Contract, the exercise by any party to this Contract of any of its remedies under this Contract will be without prejudice to its other remedies under this Contract or available at law or in equity.
M.    Unless stated otherwise, the provisions of this Contract shall survive Closing.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement.

PURCHASER:

WHLR-FT. HOWARD SQUARE, LLC

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager

SELLER:

RIN SOUTH PARTNERS, LLC

/s/ Victor Mills
By: Victor Mills, its Managing Member